[LETTERHEAD OF SEMPLE & COOPER, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use in the Form SB-2 Registration Statement of Coronado Industries, Inc. of our report dated March 13, 1998, appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such document.

/s/ Semple & Cooper, LLP
------------------------
    Semple & Cooper, LLP
    Phoenix, Arizona

August 24, 1998